EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND

CHIEF FINANCIAL OFFICER

PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002 (18 U.S.C. 1350)

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of OCZ Technology Group, Inc., a Delaware corporation (the “ Company ”), does hereby certify that, to the best of their knowledge:

The Quarterly Report on Form 10-Q for the fiscal quarter ended November 30, 2011 (the “Form 10-Q”) of OCZ fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of OCZ.

Date: January 17, 2012

/s/ Ryan M. Petersen
Ryan M. Petersen
Chief Executive Officer

Date: January 17, 2012

/s/ Arthur F. Knapp, Jr.
Arthur F. Knapp, Jr.
Chief Financial Officer